As filed with the Securities and Exchange Commission on October 11, 1995

                                                     Registration No. 33-60705

                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


                              AMENDMENT NO. 3


                                    TO

                                 FORM S-3

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     UNION CARBIDE CORPORATION
            (Exact name of registrant as specified in its charter)
            New York                                    13-1421730
   (State of incorporation)               (I.R.S. Employer Identification No.)

39 Old Ridgebury Road                     Joseph E. Geoghan
Danbury, Connecticut 06817-0001           Vice President, General Counsel and
                                            Secretary
(203) 794-2000                            (Same address and telephone number
(Address and telephone number             as registrant)
of registrant's principal                 (Name, address and telephone number
executive offices)                        of agent for service)


Approximate date of commencement of proposed sale to the public:
          From time to time after the effective date of the Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/ 33-[_______]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/ 33-[________]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/



                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

SEC filing fee............................  $137,932
Accounting fees and expenses..............    25,000
Legal fees and expenses...................    35,000
Trustee's fees and expenses...............    12,000
Blue sky fees and expenses................    15,000
Printing expenses.........................    50,000
Miscellaneous.............................    25,068
Total.....................................  $300,000
_______________

*Except for SEC filing fee, all expenses are estimated.

Item 15.  Indemnification of Directors and Officers.

          Sections 721 through 726 of the New York Business Corporation Law provide for indemnification of directors and officers. If a director or officer is successful on the merits or otherwise in a legal proceeding, he must be indemnified to the extent he was successful. Further, indemnification is permitted in both third-party and derivative suits if he acted in good faith and for a purpose he reasonably believed was in the best interests of the Company, and if, in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

          Indemnification under this provision applies to judgments, fines, amounts paid in settlement and reasonable expenses, in the case of third party actions, and amounts paid in settlement and reasonable expenses, in the case of derivative actions. In a derivative action, however, a director or officer may not be indemnified for amounts paid to settle such a suit or for any claim, issue or matter as to which such person shall have been adjudged liable to the Company absent a court determination that the person is fairly and reasonably entitled to indemnity.

          Notwithstanding the failure of the Company to provide indemnification and despite any contrary resolution of the board or shareholders, indemnification shall be awarded by the proper court pursuant to
Section 724 of the New York Business Corporation Law.

          Under New York law, expenses may be advanced upon receipt of an undertaking by or on behalf of the director or officer to repay the amounts in the event the recipient is ultimately found not to be entitled to indemnification. The advance is conditioned only upon receipt of the undertaking and not upon a finding that the officer or director has met the applicable indemnity standards.

          Article V of the Company's By-Laws requires it to indemnify each of its past, present and future directors, officers and employees to the fullest extent permitted by law for any and all costs and expenses resulting from or relating to any suit or claim arising out of his service to the Company or to other organizations at the Company's request.

          The Company has entered into indemnity agreements with each of its directors and officers which require the Company, among other things, to indemnify each director or officer for all costs and expenses of suits and claims (to the fullest extent permitted by law), and to advance to each director or officer the costs and expenses of defending any suit or claim if such director or officer undertakes to pay back such advances to the extent required by law. These provisions do not apply to any suit or claim voluntarily commenced by the director or officer against the Company, unless the institution of such proceeding was approved by a majority of the Board of Directors or the director or officer is successful on the merits in such proceeding.

          Section 402 of the New York Business Corporation Law permits a New York corporation to include in its certificate of incorporation provisions eliminating the personal liability of directors to the corporation or its shareholders for any breach of duty in such capacity unless a judgment or final adjudication adverse to the director that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained a financial profit or other advantage to which he was not legally entitled or his acts violated Section 719 of the New York Business Corporation Law. The certificate of incorporation of the Company contains a provision eliminating the personal liability of its directors to the Company or its shareholders except to the extent such liability may not be eliminated by law.

          The Company carries directors' and officers' insurance which covers its directors and officers against certain liabilities they may incur when acting in their capacity as directors or officers of the Company. In addition, Section 6 of the Underwriting Agreement (Exhibit 1 hereto) provides for the indemnification of the officers and directors of the Company against certain liabilities.

Item 16.  Exhibits.

          All exhibits were previously filed except as indicated.

1 Form of Standard Underwriting Agreement Provisions (including form of Terms Agreement).

4.1.1 Form of Indenture to be used by the Company to issue Debt Securities of the Company in series. See Exhibit 1 of Post-Effective Amendment No. 1 to Registration No. 33-63412, which is incorporated by reference herein.

4.1.2 Indenture, dated as of June 1, 1995, between the Company and Chemical Bank, Trustee.

4.1.3 Indenture, dated as of August 1, 1992, between the Company and Chemical Bank, Trustee. See Exhibit 4.1.1 of Registration No. 33-55560, which is incorporated by reference herein.

4.2 Forms of Debt Securities (see Exhibits A and B to Exhibit 4.1.1 above).


5 Opinion of Phyllis Savage, Chief Finance and Securities Counsel of the Company.


12 Statement re Computation of Ratio of Earnings to Fixed Charges of the Company - Five Years ended December 31, 1994 and Six Months ended June 30, 1995.



23.1.1    Consent of KPMG Peat Marwick LLP, independent auditors.
          (Filed herewith.)

23.1.2    Consent of Price Waterhouse LLP, independent accountants.
          (Filed herewith.)

23.1.3 Consent of Coopers & Lybrand S.p.A., independent auditors. (Filed herewith.)


23.2      Consent of Counsel (included in Exhibit 5).

24        Powers of attorney (included on the signature pages hereof).

25.1 Statement of Eligibility under the Trust Indenture Act of 1939 (Form T-1) of Chemical Bank, Trustee.

25.1.1 Consolidated Report of Condition of Chemical Bank, Trustee as of June 30, 1995.

25.2 Statement of Eligibility under the Trust Indenture Act of 1939 (Form T-1) of The Bank of New York, Trustee.

25.2.1 Consolidated Report of Condition of The Bank of New York, Trustee as of June 30, 1995.


Item 17.  Undertakings.

          The Company undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of an annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                           SIGNATURES


                Pursuant to the requirements of the Securities Act of 1933, Union Carbide Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Danbury, Connecticut, on October 11, 1995.


                                    UNION CARBIDE CORPORATION


                                    By /s/John K. Wulff
                                       John K. Wulff
                                       Vice-President and Controller







               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                              Title



*Robert D. Kennedy                   Director and Chairman
Robert D. Kennedy                    of the Board



*William H. Joyce                   Director, Chief Executive
William H. Joyce                    Officer, President and Chief
                                    Operating Officer



*Joseph E. Geoghan                  Director,
Joseph E. Geoghan                   Vice-President,
                                    General Counsel
                                    and Secretary



*Gilbert E. Playford                Vice-President
Gilbert E. Playford                 and Principal Financial
                                    Officer



/s/John K. Wulff                    Vice-President,
John K. Wulff                       Controller and
                                    Principal Accounting
                                    Officer




*John J. Creedon                   Director
John J. Creedon




*C. Fred Fetterolf                  Director
C. Fred Fetterolf



Signature                              Title




*Rainer E. Gut                      Director
Rainer E. Gut




*James M. Hester                    Director
James M. Hester




                                    Director
Vernon E. Jordan, Jr.




*Ronald L. Kuehn, Jr.               Director
Ronald L. Kuehn, Jr.




*Rozanne L. Ridgway                 Director
Rozanne L. Ridgway




*William S. Sneath                  Director
William S. Sneath





* By /s/John K. Wulff               October 11, 1995
     John K. Wulff
     Attorney-in-fact












______________________________________________________________________________

                          Registration No. 33-60705

______________________________________________________________________________





                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549

                           _______________________


                                  EXHIBITS

                                 FILED WITH


                             AMENDMENT NO. 3 TO


                                  FORM S-3

                            REGISTRATION STATEMENT

                                    UNDER

                          The Securities Act of 1933


                            ______________________


                           UNION CARBIDE CORPORATION

             (Exact name of registrant as specified in its charter)


______________________________________________________________________________


                        INDEX TO EXHIBITS


Exhibit                                                            Sequential
Number                                                             Page Number


23.1.1    Consent of KPMG Peat Marwick LLP,
          independent auditors.

23.1.2 Consent of Price Waterhouse LLP, independent accountants.

23.1.3 Consent of Coopers & Lybrand S.p.A., independent auditors.